AMENDMENT AND WAIVER

This AMENDMENT AND WAIVER (this "**Amendment**"), dated as of April 26, 2005, is entered into by and between COMC, INC., a Delaware corporation (the "**Company**"), ICF COMMUNICATION SOLUTIONS, INC., a California corporation and wholly-owned subsidiary of the Company ("**ICF**") and LAURUS MASTER FUND, LTD., a Cayman Islands company ("**Laurus**"), for the purpose of amending the terms of the Registration Rights Agreement by and between the Company and Laurus, dated as of November 30, 2004 (as amended, modified and/or supplemented from time to time, the "**Registration Rights Agreement**" and, together with the Security Agreement, the Securities Purchase Agreement (each as defined in the Registration Rights Agreement) and the Secured Convertible Term Note, dated November 30, 2004, issued by the Company pursuant to the Securities Purchase Agreement (the "**Term Note**"), the "**Loan Documents**"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Securities Purchase Agreement and Security Agreement, as applicable.

WHEREAS, the Company has failed to cause the Registration Statement (as defined in the Registration Rights Agreement) to be timely filed with the Commission as required pursuant to Section 2(b)(i) of the Registration Rights Agreement and to be declared effective by the Commission as required pursuant to Section 2(b)(ii) of the Registration Rights Agreement and as a result thereof owes Laurus certain liquidated damages (the "**Liquidated Damages**") as determined in accordance with Section 2(b) of the Registration Rights Agreement;

WHEREAS, the Company has failed to pay to Laurus certain of the Liquidated Damages which have become due;

WHEREAS, Laurus has agreed to waive on the terms and conditions set forth herein, the Events of Default that may have occurred and are continuing as a result of the failure by the Company to pay to Laurus certain Liquidated Damages when due and to waive its entitlement to certain Liquidated Damages and, in consideration therefor and in consideration of the other agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company has agreed to issue the New Warrant (as defined below) to Laurus; and

WHEREAS, in consideration of the waivers set forth above and the issuance of the New Warrant, the Company and Laurus have agreed to make certain changes to the Registration Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Laurus hereby waives each Event of Default which may have arisen under Section 4.1 of the Term Note and/or Section 19(a) of the Security Agreement solely as a result of the failure by the Company to pay to Laurus any Liquidated Damages as determined pursuant to Section 2(b) of the Registration Rights Agreement. Laurus hereby further waives any Liquidated Damages which have become payable to Laurus by the Company up to and including the date hereof. In consideration of the waiver in this Section 1 and the amendment to the Registration

Rights Agreement set forth below, the Company will, on the date hereof, issue a seven year warrant to Laurus to purchase 1,000,000 shares of the common stock of the Company with an exercise price of $0.23 per share (the "**New Warrant**"), such New Warrant to be in the form attached hereto as Exhibit 1. The Company further agrees to register the New Warrant in the next Registration Statement filed by the Company (which will in no event be filed later than six (6) months from the execution of this Amendment). The provisions of Section 2 of the Registration Rights Agreement regarding liquidated damages will resume after May 30, 2005 with respect to the effectiveness of a Registration Statement covering the Registrable Securities (as defined in the Registration Rights Agreement).

2. Section 1 of the Registration Rights Agreement is hereby amended by deleting the definition of "Effective Date" in its entirety and inserting the following new definition in lieu thereof:

> "*Effectiveness Date*" means (i) with respect to the initial Registration Statement required to be filed hereunder, a date no later than May 30, 2005 and (ii) with respect to each additional Registration Statement required to be filed hereunder, a date no later than forty five (45) days following the applicable Filing Date.

3. Each amendment and waiver set forth herein shall be effective as of the date first above written (the "**Amendment Effective Date**") on the date when each of the Company, ICF and Laurus shall have executed and delivered its respective counterpart to this Amendment and (ii) the Company shall have executed and delivered to Laurus the Additional Warrant.

4. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

5. The Company and ICF each hereby represents and warrants to Laurus that (i) no Event of Default exists on the date hereof, after giving effect to this Amendment, (ii) on the date hereof, after giving effect to this Amendment, all representations, warranties and covenants made by the Company and ICF in connection with the Loan Documents are true, correct and complete and (iii) on the date hereof, after giving effect to this Amendment, all of the Company's and its Subsidiaries' covenant requirements have been met.

6. From and after the Amendment Effective Date, all references in the Loan Documents, the other Related Agreements and the other Ancillary Agreements to the Registration Rights Agreement shall be deemed to be references to the Registration Rights Agreement as modified hereby.

7. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. **THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.** This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment and Waiver to be signed in its name effective as of this 26th day of April 2005.

COMC, INC.

By:
Name: Janice B. Fuellhart
Title: Chief Executive Officer

ICF COMMUNICATION SOLUTIONS, INC.

By:
Name: Janice B. Fuellhart
Title: Chief Executive Officer

LAURUS MASTER FUND, LTD.

By:
Name:
Title: